Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-102896) and Form S-8 (No. 333-66346) of RITA Medical Systems, Inc. of our report dated March 8, 2004 relating to the financial statements, which appears in this Form 10-K/A.

San Jose, California

April 28, 2004